UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. (the “Registrant”) conducted a conference call on September 24, 2025, beginning at approximately 8:30 a.m., Eastern Time, to discuss the Registrant’s unaudited financial results for the first quarter ended August 31, 2025. Additionally, the Registrant addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

In the conference call, the Registrant discussed financial measures prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures to provide investors with additional information that the Registrant believes allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period. The Registrant referred to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA margin on a trailing 12-months (“TTM”) basis. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by management as measures of operating performance. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings attributable to controlling interest. Adjusted EBITDA is calculated by adding or subtracting, as appropriate, to/from EBITDA certain items that the Registrant believes are not necessarily indicative of its operating performance, such as those listed in the table below and previously described in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on September 24, 2025. TTM adjusted EBITDA margin is calculated by dividing TTM adjusted EBITDA by net sales. The table below provides a reconciliation from net earnings (the most comparable GAAP financial measure) to adjusted EBITDA for the TTM ended August 31, 2025.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2026	2025	2025	2025
Net earnings (GAAP)	$34,821	$3,614	$39,339	$28,009
Plus: Net loss attributable to noncontrolling interest	327	263	324	251
Net earnings attributable to controlling interest	35,148	3,877	39,663	28,260
Interest expense (income), net	63	(60)	628	1,033
Income tax expense	10,860	4,717	13,240	9,100
EBIT (1)	46,071	8,534	53,531	38,393
Impairment of goodwill and long-lived assets	-	50,813	-	-
Restructuring and other expense, net	2,476	1,372	5,374	2,620
Non-cash settlement charges in miscellaneous expense	-	5,000	-	-
Non-recurring loss in equity income	-	3,387	-	-
Adjusted EBIT (1)	48,547	69,106	58,905	41,013
Depreciation and amortization	13,086	12,555	11,950	11,927
Stock-based compensation	3,427	3,399	2,924	3,273
Adjusted EBITDA (non-GAAP)	$65,060	$85,060	$73,779	$56,213

TTM adjusted EBITDA (non-GAAP)	$280,112

TTM net earnings margin (GAAP)	8.8%
TTM adjusted EBITDA margin (non-GAAP)	23.3%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the Registrant's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of net earnings to adjusted EBITDA, which is a non-GAAP financial measure used by management.

During the conference call, the Registrant referred to free cash flow and free cash flow conversion for the TTM ended August 31, 2025. Free cash flow is a non-GAAP financial measure that management believes measures the Registrant's ability to generate cash beyond what is required for its business operations and capital expenditures. Free cash flow is calculated by subtracting investment in property, plant, and equipment from net cash provided by operating activities. Free cash flow conversion is calculated by dividing free cash flow by net earnings attributable to controlling interest. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow and the calculation of operating cash flow conversion (the most comparable GAAP financial measure) and free cash flow conversion for the TTM ended August 31, 2025.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2026	2025	2025	2025
Net cash provided by operating activities (GAAP)	$41,061	$62,414	$57,131	$49,053
Investment in property, plant and equipment	(13,195)	(13,086)	(12,704)	(15,161)
Free cash flow (non-GAAP)	$27,866	$49,328	$44,427	$33,892

TTM net cash provided by operating activities (GAAP)	$209,659
TTM free cash flow (non-GAAP)	$155,513

TTM net earnings attributable to controlling interest (GAAP)	$106,948
TTM adjusted net earnings attributable to controlling interest (Non-GAAP)	$165,917

TTM operating cash flow conversion (GAAP)	196%
Free cash flow conversion (Non-GAAP) (1)	94%

During the conference call, the Registrant referred to the ratio of net debt to TTM adjusted EBITDA, which is a non-GAAP financial measure that is used by the Registrant as a measure of leverage. Net debt to TTM adjusted EBITDA is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by TTM adjusted EBITDA. The calculation of net debt to adjusted EBITDA for the TTM ended August 31, 2025, along with a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) is outlined below.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2026	2025	2025	2025
Net cash provided by operating activities (GAAP)	$41,061	$62,414	$57,131	$49,053
Adjustments:
Changes in assets and liabilities, net of impact of acquisitions	13,029	4,151	(6,738)	5,329
Interest expense (income), net	63	(60)	628	1,033
Income tax expense	10,860	4,717	13,240	9,100
Impairment of long-lived assets	-	(50,813)	-	-
Benefit from (provision for) deferred income taxes	(2,958)	7,568	8,016	(2,682)
Impairment of investment in note receivable		(5,000)	-	-
Bad debt (expense) benefit	21	31	(1,128)	(2,069)
Equity in net income of unconsolidated affiliates, net of distributions	181	2,041	(3,089)	(4,268)
Net gain (loss) on sale of assets	-	(824)	21	508
Non-cash restructuring and other expense	-	-	-	(2,662)
Less: noncontrolling interest	327	263	324	251
EBITDA (Non-GAAP) (1)	$62,584	$24,488	$68,405	$53,593
Adjustments:
Impairment of long-lived assets	-	50,813	-	-
Restructuring and other expense, net	2,476	1,372	5,374	2,620
Impairment of investment in note receivable	-	5,000	-	-
Non-recurring loss in equity income	-	3,387	-	-
Adjusted EBITDA (Non-GAAP) (1)	$65,060	$85,060	$73,779	$56,213

(1)
Excludes the impact of noncontrolling interest.

August 31,
(In thousands)	2025
Long-term debt	$306,010
Less: cash and cash equivalents	167,122
Net debt	$138,888

TTM adjusted EBITDA (non-GAAP)	$280,112

Net debt to TTM adjusted EBITDA (non-GAAP)	0.50

Additional non-GAAP financial measures referred to by the Registrant on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on September 23, 2025. Such Exhibit 99.1 includes a copy of the Registrant’s news release issued on September 23, 2025 (the “Financial News Release”) reporting results for the three-month ended August 31, 2025. The Financial News Release was made available on the Registrant’s website throughout the conference call and will remain available on the Registrant’s website for at least one year.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of the Registrant held on September 23, 2025 (the "Annual Meeting"), the shareholders of the Registrant approved the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors (the “Plan”). The Plan will be administered by the Registrant’s Board of Directors (the “Board”). Eligibility to participate in the Plan is limited to non-employee directors of the Registrant.

Subject to adjustment as described in the Plan, the Plan provides that a maximum of 1,000,000 common shares may be granted under the Plan.

If any common shares subject to any award under the Plan are forfeited or withheld for taxes, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the Plan.

Under the Plan, the Committee may grant the following types of awards: (a) stock options; (b) stock appreciation rights, in tandem with non-qualified stock options or free-standing; (c) restricted common shares; (d) restricted stock units; and (e) other awards of common shares or awards valued in whole or in part by reference to, or otherwise based upon, common shares or other property.

The Plan became effective upon approval of the Plan by the Registrant’s shareholders on September 23, 2025 and will remain in effect until terminated by the Board. The Board may amend, terminate or suspend the Plan or any outstanding award at any time except to the extent that such amendment, alteration, or discontinuation would (a) impair the rights of a participant under an award previously granted, without the participant’s consent, or (b) require shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule,

The foregoing description of the Plan is qualified in its entirety by reference to the complete terms of the Plan, which is included with this Form 8-K as Exhibit 10.1 and incorporated herein by this reference. A description of the material terms of the Plan was included in the Registrant’s definitive Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on August 13, 2025.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held the Annual Meeting on September 23, 2025. At the close of business on July 29, 2025, the record date for the Annual Meeting, there were a total of 49,793,529 common shares of the Registrant outstanding and entitled to vote. At the Annual Meeting, the holders of 44,652,456 shares (in excess of 89%) of the Registrant’s common shares outstanding on the record date were represented by proxy, constituting a quorum.

The results of the voting on the proposals presented to the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kerrii B. Anderson	40,294,598	929,157	37,569	3,391,134
David P. Blom	37,277,366	3,938,647	45,311	3,391,134
Paul G. Heller	41,006,436	204,368	50,520	3,391,134
Billy R. Vickers	38,629,646	1,575,988	55,690	3,391,134

At the Annual Meeting, the shareholders of the Registrant elected each of Ms. Anderson, Mr. Blom, Mr. Heller and Mr. Vickers as a director of the Registrant for a three-year term, expiring at the Annual Meeting of Shareholders occurring in 2028.

Proposal 2 — Advisory Vote to Approve the Compensation of the NEOs

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,981,483	2,206,173	73,668	3,391,134

At the Annual Meeting, the shareholders of the Registrant approved the advisory resolution to approve the compensation of the Registrant’s named executive officers, as described in the Registrant’s proxy statement for the Annual Meeting.

Proposal 3 — Approve the 2025 Equity Plan for Non-Employee Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,803,028	3,405,411	52,885	3,391,134

At the Annual Meeting, the shareholders of the Registrant approved the proposal to approve the Plan.

Proposal 4 — Ratification of the Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
44,256,923	351,334	44,201

At the Annual Meeting, the shareholders of the Registrant ratified the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending May 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1	Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors†
99.1	Transcript of Worthington Enterprises, Inc. Earnings Conference Call for First Quarter of Fiscal 2026 (Fiscal Quarter ended August 31, 2025), held on September 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	September 26, 2025	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary